Exhibit 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Third Quarter 2024 Results

Santa Ana, CA – October 30, 2024 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies and printed circuit boards (“PCB”s) today reported results for the third quarter 2024, which ended on September 30, 2024.

Third Quarter 2024 Highlights

•	Net sales were $616.5 million

•	GAAP net income of $14.3 million, or $0.14 per diluted share

•	Non-GAAP net income was $42.7 million, or $0.41 per diluted share, inclusive of a $17.8 million pre-tax, non-operational, foreign exchange loss

•	Cash flow from operations was $65.1 million, or 10.6% of sales

•	Book to bill of 1.20 for the third quarter

•	A&D program backlog a record $1.49 billion

Third Quarter 2024 GAAP Financial Results

Net sales for the third quarter of 2024 were $616.5 million, compared to $572.6 million in the third quarter of 2023.

GAAP operating income for the third quarter of 2024 was $51.0 million compared to GAAP operating loss for the third quarter of 2023 of $10.2 million, inclusive of a $44.1 million goodwill impairment charge related to the RF&S Components segment.

GAAP net income for the third quarter of 2024 was $14.3 million, or $0.14 per diluted share, compared to GAAP net loss for the third quarter of 2023 of $37.1 million, or ($0.36) per diluted share. GAAP net income for the third quarter of 2024 included a $17.8 million pre-tax foreign exchange loss, compared to a $0.9 million pre-tax foreign exchange gain in the third quarter of 2023.

Third Quarter 2024 Non-GAAP Financial Results

On a non-GAAP basis, net income for the third quarter of 2024 was $42.7 million, or $0.41 per diluted share. This compares to non-GAAP net income of $44.9 million, or $0.43 per diluted share, for the third quarter of 2023. Non-GAAP net income for the third quarter of 2024 included a $17.8 million pre-tax foreign exchange loss, compared to a $0.9 million pre-tax foreign exchange gain in the third quarter of 2023.

Adjusted EBITDA in the third quarter of 2024 was $84.4 million, or 13.7% of sales compared to adjusted EBITDA of $84.1 million, or 14.7% of sales for the third quarter of 2023. Adjusted EBITDA for the third quarter of 2024 included a $17.8 million foreign exchange loss, compared to a $0.9 million foreign exchange gain in the third quarter of 2023.

“TTM delivered strong operating margin performance due to higher revenues, favorable mix, and outstanding operational execution. Revenues reflected the third consecutive quarter of year on year growth due to demand strength in our Aerospace and Defense and Data Center Computing end markets, the latter being driven by generative AI,” said Tom Edman, CEO of TTM. “In addition, cash flow from operations was a healthy 10.6% of revenues enabling the company to maintain a solid balance sheet with a net leverage ratio of 1.4x,” concluded Mr. Edman.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Business Outlook

For the fourth quarter of 2024, TTM estimates that revenues will be in the range of $610 million to $650 million, and non-GAAP net income will be in the range of $0.44 to $0.50 per diluted share.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2024 results and the fourth quarter 2024 outlook on Wednesday, October 30, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. third quarter 2024 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website, and can be accessed by clicking on the link TTM Technologies Inc. third quarter 2024 webcast. The webcast will remain accessible for one week following the live event.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies Inc. third quarter 2024 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCB”s). TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		First Three Quarters
	2024	2023	2024	2023
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$616,538	$572,582	1,791,788	$1,663,528
Cost of goods sold	486,650	459,312	1,440,954	1,365,628

Gross profit	129,888	113,270	350,834	297,900

Operating expenses:
Selling and marketing	19,961	18,763	60,053	58,245
General and administrative	42,567	38,916	124,841	111,829
Research and development	8,054	6,173	23,922	19,682
Amortization of definite-lived intangibles	6,951	11,429	28,636	37,245
Impairment of goodwill	—	44,100	—	44,100
Restructuring charges	1,393	4,091	6,367	19,061

Total operating expenses	78,926	123,472	243,819	290,162

Operating income (loss)	50,962	(10,202)	107,015	7,738
Interest expense	(11,768)	(10,101)	(36,311)	(34,751)
Loss on extinguishment of debt	—	—	—	(1,154)
Gain on sale of subsidiary	—	—	—	1,270
Other, net	(14,177)	3,044	(1,086)	9,310

Income (loss) before income taxes	25,017	(17,259)	69,618	(17,587)
Income tax provision	(10,706)	(19,807)	(18,489)	(18,469)

Net income (loss)	$14,311	$(37,066)	$51,129	$(36,056)

Earnings (loss) per share:
Basic	$0.14	$(0.36)	$0.50	$(0.35)
Diluted	0.14	(0.36)	0.49	(0.35)
Weighted-average shares used in computing per share amounts:
Basic	101,958	103,510	101,704	102,873
Diluted	103,828	103,510	103,928	102,873
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	101,958	103,510	101,704	102,873
Dilutive effect of performance-based stock units, restricted stock units and stock options	1,870	—	2,224	—

Diluted shares	103,828	103,510	103,928	102,873

	September 30, 2024	January 1, 2024
SELECTED BALANCE SHEET DATA
Cash and cash equivalents, including restricted cash	$469,500	$450,208
Accounts and notes receivable, net	422,885	413,557
Receivable from sale of SH E-MS property	—	6,737
Contract assets	362,668	292,050
Inventories	227,913	213,075
Total current assets	1,524,827	1,429,687
Property, plant and equipment, net	859,247	807,667
Operating lease right of use asset	79,500	86,286
Other non-current assets	955,244	1,000,023
Total assets	3,418,818	3,323,663
Short-term debt, including current portion of long-term debt	$3,465	$3,500
Accounts payable	387,071	334,609
Total current liabilities	763,250	703,984
Debt, net of discount	912,809	914,336
Total long-term liabilities	1,108,459	1,108,640
Total equity	1,547,109	1,511,039
Total liabilities and equity	3,418,818	3,323,663

	Third Quarter		First Three Quarters
	2024	2023	2024	2023
SUPPLEMENTAL DATA
Gross margin	21.1%	19.8%	19.6%	17.9%
Operating margin	8.3%	(1.8)%	6.0%	0.5%

End Market Breakdown:
	Third Quarter
	2024	2023
Aerospace and Defense	46%	45%
Automotive	14%	15%
Data Center Computing	19%	17%
Medical/Industrial/Instrumentation	14%	16%
Networking	7%	7%
Stock-based Compensation:
	Third Quarter
	2024	2023
Amount included in:
Cost of goods sold	$2,719	$2,212
Selling and marketing	1,087	888
General and administrative	4,192	2,958
Research and development	332	309

Total stock-based compensation expense	$8,330	$6,367

Operating Segment Data:
	Third Quarter
	2024	2023
Net sales:
PCB	$606,793	$563,676
RF&S Components	9,745	8,906

Total net sales	$616,538	$572,582

Operating segment income:
PCB	$96,659	$82,868
RF&S Components	2,427	(41,441)
Corporate & Other	(38,838)	(37,865)

Total operating segment income	60,248	3,562
Amortization of definite-lived intangibles	(9,286)	(13,764)

Total operating income (loss)	50,962	(10,202)
Total other expense	(25,945)	(7,057)

Income (loss) before income taxes	$25,017	$(17,259)

	Third Quarter		First Three Quarters
	2024	2023	2024	2023
RECONCILIATIONS[1]
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$129,888	$113,270	$350,834	$297,900
Add back item:
Amortization of definite-lived intangibles	2,335	2,335	7,006	10,566
Stock-based compensation	2,719	2,212	6,689	5,371
Unrealized (gain) loss on commodity hedge	(79)	770	(1,265)	(491)
Purchase accounting related inventory markup	—	—	—	327
Other charges	871	725	709	3,374

Non-GAAP gross profit	$135,734	$119,312	$363,973	$317,047

Non-GAAP gross margin	22.0%	20.8%	20.3%	19.1%
Non-GAAP operating income reconciliation[3]:
GAAP operating income (loss)	$50,962	$(10,202)	$107,015	$7,738
Add back items:
Amortization of definite-lived intangibles	9,286	13,764	35,642	47,811
Stock-based compensation	8,330	6,367	21,697	16,728
Gain on sale of property	—	—	(14,420)	—
Unrealized (gain) loss on commodity hedge	(79)	770	(1,265)	(491)
Purchase accounting related inventory markup	—	—	—	327
Restructuring, acquisition-related and other charges	4,260	47,192	19,306	65,218

Non-GAAP operating income	$72,759	$57,891	$167,975	$137,331

Non-GAAP operating margin	11.8%	10.1%	9.4%	8.3%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$14,311	$(37,066)	$51,129	$(36,056)
Add back items:
Amortization of definite-lived intangibles	9,286	13,764	35,642	47,811
Stock-based compensation	8,330	6,367	21,697	16,728
Non-cash interest expense	493	502	1,517	1,726
Gain on sale of property	—	—	(14,420)	—
Loss on extinguishment of debt	—	—	—	1,154
Gain on sale of subsidiary	—	—	—	(1,270)
Unrealized (gain) loss on commodity hedge	(79)	770	(1,265)	(491)
Purchase accounting related inventory markup	—	—	—	327
Restructuring, acquisition-related and other charges	4,260	47,192	19,306	65,218
Income taxes[5]	6,064	13,353	1,977	1,427

Non-GAAP net income	$42,665	$44,882	$115,583	$96,574

Non-GAAP earnings per diluted share	$0.41	$0.43	$1.11	$0.92
Non-GAAP diluted number of shares:
GAAP diluted number of shares	103,828	103,510	103,928	102,873
Dilutive effect of performance-based stock units, restricted stock units and stock options	—	1,419	—	1,809

Non-GAAP diluted number of shares	103,828	104,929	103,928	104,682

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$14,311	$(37,066)	$51,129	$(36,056)
Add back items:
Income tax provision	10,706	19,807	18,489	18,469
Interest expense	11,768	10,101	36,311	34,751
Amortization of definite-lived intangibles	9,286	13,764	35,642	47,811
Depreciation expense	27,829	23,870	78,709	74,060
Stock-based compensation	8,330	6,367	21,697	16,728
Gain on sale of property	—	—	(14,420)	—
Loss on extinguishment of debt	—	—	—	1,154
Gain on sale of subsidiary	—	—	—	(1,270)
Unrealized (gain) loss on commodity hedge	(79)	770	(1,265)	(491)
Purchase accounting related inventory markup	—	—	—	327
Restructuring, acquisition-related and other charges	2,265	46,467	17,473	61,844

Adjusted EBITDA	$84,416	$84,080	$243,765	$217,327

Adjusted EBITDA margin	13.7%	14.7%	13.6%	13.1%
Free cash flow reconciliation:
Operating cash flow	$65,090	$58,852	$150,840	$139,814
Capital expenditures, net	(40,859)	(33,659)	(100,110)	(113,783)

Free cash flow	$24,231	$25,193	$50,730	$26,031

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, and other charges.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of property, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of property, loss on extinguishment of debt, gain on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of property, loss on extinguishment of debt, gain on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.